                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                    CURRENT REPORT PURSUANT TO SECTION 13 OR
                       15(d) OF THE SECURITIES ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 17, 1999
                               (December 3, 1999)



                      ECHOSTAR COMMUNICATIONS CORPORATION
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


  Nevada                            0-26176                     88-0336997
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(STATE OR OTHER                  (COMMISSION                (I.R.S. EMPLOYER
JURISDICTION OF                  FILE NUMBER)               IDENTIFICATION NO.)
INCORPORATION)



                5701 S. SANTA FE DRIVE, LITTLETON, COLORADO 80120
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)


       Registrant's telephone number, including area code: (303) 723-1000




        ----------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)

ITEM 5. OTHER EVENTS

         EchoStar Communications Corporation ("EchoStar") announced on December 3, 1999, that it increased its offering of Convertible Subordinated Notes to $750 million. The notes will bear interest at an annual rate of 4 7/8% and will be due January 1, 2007. The notes are convertible into shares of EchoStar Class A Common Stock at a conversion price of $90.88 per share. The notes have not been registered under the Securities Act of 1933 and are being offered pursuant to Rule 144A thereunder.

         EchoStar announced on December 6, 1999, that the initial purchasers in its previously announced $750 million Convertible Subordinated Notes offering have exercised their over-allotment option to purchase an additional $250 million of Convertible Subordinated Notes. The notes have not been registered under the Securities Act of 1933 and are being offered pursuant to Rule 144A thereunder.

ITEM 7. EXHIBITS INDEX

Exhibit           Description
-------           -----------
99.1              Press Release, dated December 3, 1999, issued by EchoStar
                  announcing an increase in its Convertible Notes offering to
                  $750 million.

99.2 Press Release, dated December 6, 1999, issued by EchoStar announcing an additional $250 million in its convertible notes offering.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ECHOSTAR COMMUNICATIONS CORPORATION

Date: December 16, 1999

                                         By   /s/ David K. Moskowitz
                                            -----------------------------------
                                            David K. Moskowitz, Secretary, Vice
                                            President and General Counsel

                                 EXHIBIT INDEX

Exhibit           Description
-------           -----------
99.1              Press Release, dated December 3, 1999, issued by EchoStar
                  announcing an increase in its Convertible Notes offering to
                  $750 million.

99.2 Press Release, dated December 6, 1999, issued by EchoStar announcing an additional $250 million in its convertible notes offering.